UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     December 8, 2003

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events.

On December 8, 2003, Inspire Pharmaceuticals, Inc. and Allergan, Inc. issued the following press release:

“ALLERGAN AND INSPIRE ENTER INTO COLLABORATION

TO CO-PROMOTE ELESTAT™ IN THE U.S.

“IRVINE, Calif. and DURHAM, North Carolina – December 8, 2003 – Allergan, Inc. (NYSE: AGN) and Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) today announced that they have entered into a co-promotion agreement in the United States for Elestat™ (epinastine HCL ophthalmic solution 0.05%) within the ophthalmic specialty area. Elestat™ was approved by the U.S. Food & Drug Administration in October 2003 for the prevention of itching associated with allergic conjunctivitis.

“Under the terms of the agreement, Inspire will provide Allergan with an up-front payment and Allergan will pay a royalty to Inspire on Elestat™ net sales. In addition, this agreement calls for Allergan to significantly reduce its existing royalty payment to Inspire for Restasis® (cyclosporine ophthalmic emulsion 0.05%), that is covered by a previous agreement between Allergan and Inspire.

“Inspire will have the primary responsibility for selling, promotional and marketing activities related to Elestat™, and will incur associated costs. Allergan and Inspire will work collaboratively on overall product strategy and management.

“Allergan will record Elestat™ sales and retain all other product costs and licensing rights. Allergan will also maintain responsibility for all international marketing and selling activities and expects to launch Elestat™ in Europe under the brand name Relestat™ in early 2004.

“David Pyott, Allergan’s Chairman, President and Chief Executive Officer said: ‘With four new Allergan Eye Care products approved in the last 12 months, this partnership with Inspire for Elestat™ will allow Allergan to focus its sales and marketing organization on its key business drivers: Lumigan®, (bimatoprost ophthalmic solution 0.03%) Restasis®, Zymar™ (gatifloxacin ophthalmic solution 0.3%), and Acular LS® (ketorolac tromethamine ophthalmic solution 0.5%) while maximizing the value of this recently approved technology with a high quality company such as Inspire.’

“Christy L. Shaffer, Ph.D., Chief Executive Officer of Inspire, said, ‘Inspire has made significant progress in building its ophthalmology sales and marketing organization and will have a first-rate force in place to launch Elestat™ in the first quarter of 2004. This will be the first product launch for Inspire – a major milestone for our growing company as we prepare for the potential approval of diquafosol.’

“Elestat™, a topical antihistamine with mast cell stabilizing and anti-inflammatory activity, is licensed from Boehringer-Ingelheim and was developed by Allergan for the relief of ocular itching associated with ocular allergies. Its multi-action effects inhibit binding to both H1 and H2 receptors, while preventing recruitment and activation of pro-inflammatory mediators that can trigger and exacerbate the allergic response. Elestat™ has a rapid onset of action, and in pivotal clinical trials was well tolerated by patients and demonstrated a favorable safety profile. The most frequently reported ocular side effects occurring in approximately 1-10% of patients included burning sensation in the eye, folliculosis, hyperemia and pruritus. The annual U.S. market for ocular allergy approximates $325 million, with a strong growth rate of 23%. (Source: IMS – the market and growth rate information is a moving annual total as of the end of June 2003.)

“Forward-looking Statements

“This press release contains ‘forward-looking statements,’ such as the statements by Mr. Pyott and Dr. Shaffer and other statements regarding ELESTAT™, potential growth rates, the ELESTAT™ product launch, adverse effects and product availability, among other statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s and Inspire’s expectations and projections. Risks and uncertainties include, among other things, general industry and pharmaceutical market conditions; general domestic and international economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product marketing, such as the unpredictability of market acceptance for a new pharmaceutical product; potential difficulties in manufacturing a new product formulation; domestic and foreign healthcare reforms; trends toward managed care and healthcare cost containment; and governmental laws and regulations affecting domestic and foreign operations. Additional information concerning these and other risk factors can be found in press releases issued by Allergan and Inspire as well as Allergan’s and Inspire’s public periodic filings with the Securities and Exchange Commission, including Allergan’s and Inspire’s respective Forms 10-K for the year ended December 31, 2002, Allergan’s Form 10-Q for the quarter ended September 26, 2003 and Inspire’s Form 10-Q for the quarter ended September 30, 2003.

“Copies of Allergan’s press releases, public filings and additional information about Allergan are available on the World Wide Web at www.allergan.com, or you can contact the Allergan Investor Relations Department at 714-246-4636. For copies of Elestat™ prescribing information, please contact Allergan’s scientific information and medical compliance department at 800-433-8871.

“Copies of Inspire’s press releases, public filings and additional information about Inspire are available on the World Wide Web at www.inspirepharm.com, or you can contact the Inspire Investor Relations Department at 919.941.9777.

“About Allergan

“Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator and skin care markets that deliver value to our customers, satisfy unmet medical needs, and improve patients’ lives.

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments. In addition to this partnership with Allergan, Inspire has development and commercialization alliances with Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

“Contacts:

“Allergan, Inc.
“Jim Hindman	(714) 246-4636 (investors)
“Joann Bradley	(714) 246-4766 (investors)
“Jeff Richardson	(714) 246-5324 (media)

“Inspire Pharmaceuticals, Inc.
“Mary Bennett	(919) 941-9777, ext. 245 (investors)
“Emily Poe	(212) 845-4266 (media)”

# # #

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.		Description of Exhibit

10.1	*	First Amendment to License, Development and Marketing Agreement, dated December 8, 2003, between Inspire Pharmaceuticals, Inc. and Allergan, Inc. and Allergan Sales, LLC and Allergan Pharmaceuticals Holdings (Ireland) Ltd.

10.2	*	Elestat (Epinastine) Co-Promotion Agreement, entered into as of December 8, 2003, by and between Allergan Sales, LLC and Inspire Pharmaceuticals, Inc.

*	A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Gregory J. Mossinghoff

Gregory J. Mossinghoff President and Secretary

Dated: December 8, 2003

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

10.1	*	First Amendment to License, Development and Marketing Agreement, dated December 8, 2003, between Inspire Pharmaceuticals, Inc. and Allergan, Inc. and Allergan Sales, LLC and Allergan Pharmaceuticals Holdings (Ireland) Ltd.

10.2	*	Elestat (Epinastine) Co-Promotion Agreement, entered into as of December 8, 2003, by and between Allergan Sales, LLC and Inspire Pharmaceuticals, Inc.

*	A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.